UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As disclosed in the Current Report on Form 8-K filed by Windtree Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 22, 2024, the Company previously entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) pursuant to which the Company may sell to the Purchaser named therein shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) from time to time, subject to certain limitations as described in the ELOC Purchase Agreement.

As disclosed in the Current Reports on Form 8-K filed by the Company with the SEC on July 22, 2024 and July 29, 2024, the Company entered into certain private placement transactions (the “Private Placement”) to sell an aggregate of 27,668,106 shares of Common Stock, issuable upon (i) the conversion of shares (the “Preferred Shares”) of the Company’s Series C convertible preferred stock, par value $0.001 per share, and (ii) the exercise of certain warrants.

The Registration Statement on Form S-3 (File No. 333-281688) filed by the Company with the SEC on August 21, 2024 and relating to the Private Placement, and the Registration Statement on Form S-1 (File No. 333-281755) filed by the Company with the SEC on August 23, 2024 and relating to the ELOC Purchase Agreement, each became effective on September 3, 2024. From September 14, 2024 through October 4, 2024, the Company (i) sold an aggregate of 790,500 shares of Common Stock for aggregate gross proceeds of approximately $1.7 million pursuant to the ELOC Purchase Agreement, and (ii) converted 2,368 Preferred Shares into 1,278,452 shares of Common Stock pursuant to the Private Placement transaction documents. Accordingly, the shares of Common Stock outstanding increased from 1,610,734 shares as of September 13, 2024 to 3,679,686 shares as of October 4, 2024. Additionally, as a result of its sales of Common Stock pursuant to the ELOC Purchase Agreement, the Company redeemed 611 Preferred Shares as of October 4, 2024 for an aggregate redemption price of $0.8 million pursuant to the Company’s Certificate of Designations of Rights and Preferences of Series C Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 4, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer